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                                                               EXHIBIT NO. 10(j)

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made as of July 22, 1998, between Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), and David Richards (the "Employee"), who hereby agree as follows:

         Section 1. TERM OF AGREEMENT. Upon the terms and subject to the conditions described in this Agreement, the Company hereby retains the Employee to provide consulting and advisory services to the Company, and the Employee hereby accepts such employment by the Company. The term of the Employee's retention by the Company under this Agreement shall begin on the date of this Agreement and shall end on the first anniversary date of this Agreement.

         Section 2. CONSULTING SERVICES. The Employee shall provide consulting and advisory services to the Company with respect to the Company's communications with its stockholders and with members of the financial community. Without limiting the types of services to be provided by the Employee, the Employee's advisory and consulting services shall include, without limitation, the following:

                  (a) consulting with and assisting the Company in connection with communication between the Company and its stockholders;

                  (b) identifying various newsletters which focus on emerging public companies and other financial publications and assisting the Company in developing strategies to increase its visibility with such publications;

                  (c) consult with and advise the Company on specific methods to increase the breadth and diversification of its stockholder base;

                  (d) identifying specific / broker dealers who may be able to assist the Company in achieving the goals set forth in (c) above and/or in making a market in the Company's equity securities, and advising the Company as to how it may increase its visibility and name recognition with such broker/dealers and other members of the investment community; and

                  (e) consult with and advise the Company with respect to its capital structure and capital needs.

         The Employee shall devote such amounts of his time to the furnishing of these services as may be required for their proper performance. The Company and the Employee anticipate that the Employee shall devote an average of four (4) to eight (8) hours per calendar week in the performance of the services enumerated above, whether done during or after normal business hours.

         The Employee shall initially devote his efforts to familiarizing himself with the Company, which time period is estimated at six (6) to eight (8) weeks, during which time the Company will make its officers and employees available to provide to the Employee information


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regarding the Company, its operations, its financial conditions, and its business prospects. The Employee shall at all times perform his duties hereunder in good faith and in a fair, lawful and business-like manner. The Employee is currently a shareholder of the Company. In connection with the performance of his duties hereunder, the Employee may come into possession of material non-public information with respect to the Company. In such event, the Employee shall not buy or sell the Company's securities until such time as any material non-public information with respect to the Company in his possession becomes public information and the Employee shall comply, in all respects, with all applicable securities laws in connection with (a) his purchase and/or sale of the Company's securities, and (b) in all other respects in connection with his performance under this Agreement.

         Section 3. PART TIME EMPLOYEE. Under this Agreement, the Employee shall be a part time employee of the Company.

         Section 4. AUTHORITY. The employee shall have only such authority to act on behalf of the Company as may be specifically conferred upon him in writing from time to time by the Company. The Employee shall report his findings and his progress in connection with the services enumerated in (a) through (e) of Section 2 above, to the Company's Chief Financial Officer, Mr. Tom Carr, or his designee, on a biweekly basis after such time as the initial company study is complete.

         Employee acknowledges (i) that the Company is taking a substantial risk by paying Employee in advance for the services to be rendered by Employee under this Employment Agreement, and (ii) that in taking such risk, the Company is relying on the good faith and integrity of Employee. Employee represents and warrants to the Company that in the performance of the duties and services required of him by this Agreement he shall, at all times, act in good faith and shall deal fairly and in a reasonable and businesslike manner with the Company. The Company further agrees to act in good faith and to deal fairly and in a reasonable and businesslike manner with Employee.

         Section 5. COMPENSATION. For his services under this Agreement, the Employee shall be granted Thirty-Seven Thousand (37,000) options (the "Options") to purchase shares of common stock, no par value (the "Shares"), of the Company pursuant to the provisions of Section 6 below, and the Stock Option Agreement attached as Exhibit A hereto (the "Stock Option Agreement"). The Option shall be valued pursuant to the Blackshoals method of valuation on the date hereof.

         Section 6. TERMS OF OPTIONS. The Options granted to the Employee shall have an exercise price equal to the average of the bid and asked price of the Shares as of the date of this Agreement and shall be exercisable for a period commencing on the date of grant and continuing for a period of two (2) years thereafter. The remaining terms and conditions of such Options shall be set forth in the Stock Option Agreement. The Stock Option Agreement, and not this Agreement, shall evidence the grant of the Options, and the Stock Options Agreement shall be entered into as of the date of this Agreement.

         Section 7. EMPLOYEE'S CAPACITY. The Employee represents and warrants to the Company that he has the capacity and right to enter into this Agreement and perform all of his services hereunder without any restriction whatsoever by any other agreement, other document, or otherwise.


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         Section 8. NOTICES. Any notice or other communication required or desired to be given to any party to this Agreement shall be deemed given when either delivered personally to that party or deposited in the United States mail, first class, postage prepaid, addressed to that party at, or delivered to the address specified below:

         (a)      If to the Company:

                  Pinnacle Data Systems, Inc.
                  2155 Dublin Road
                  Columbus, Ohio 43228
                  Attn:  Thomas J. Carr, CFO

                  with  copy to:

                  Robert H. Taylor, Esq.
                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215

         (b)      If to the Employee:

                  David Richards
                  6189 Memorial Drive
                  Dublin, Ohio 43017

         Any party may change their respective address listed above by giving the other parties notice of such change.

         Section 9. EXECUTION OF DOCUMENTS. Each party to this Agreement and such party's successors and assigns shall execute, acknowledge or verify, and deliver any and all documents which from time to time may be reasonably requested by any other party to this Agreement to carry out the purposes and intent of this Agreement.

         Section 10. GOVERNING LAW. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of Ohio.

         Section 11. SEVERABILITY. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

         Section 12. NON-WAIVER. No failure by any party to insist upon strict compliance with any term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first's party's right to


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insist upon such compliance, to exercise that option, to enforce that right, or to seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, any party's right to demand strict compliance with all provisions of this Agreement.

         Section 13. CAPTIONS. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

         Section 14. COMPLETE AGREEMENT. This document (including the exhibit, which is incorporated herein by reference) contains the entire agreement among the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on any party unless made in writing and signed by each party to this Agreement.

         Section 15. SUCCESSORS. This Agreement shall be personal to the Employee, and no rights or obligations of the Employee under this Agreement may be assigned by him, and any attempted assignment shall be null and void. Except as described in the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors, and assigns of each party to this Agreement.

EMPLOYEE                            PINNACLE DATA SYSTEMS, INC.



 /s/ David Richards                 By: /s/ John Bair
------------------------------          ----------------------------------
David Richards                          John Bair, Chairman and Chief
                                        Executive Officer



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                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT

         This Agreement is made as of July 22, 1998, between David Richards ("Mr. Richards") and Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), who hereby agree as follows:

         Section 1. GRANT AND EXERCISE OF OPTION. Upon the terms and subject to the conditions described in this Agreement, the Company hereby grants to Mr. Richards an option (the "Option") to purchase Thirty-Seven Thousand (37,000) shares of common stock, no par value, of the Company (the "Shares") for a purchase price of $3.50 per Share (the "Option Price"). The Option Price is equal to the average of the bid and asked price of the Shares as of July 22, 1998, which was the date of an Employment Agreement (the "Employment Agreement") between Mr. Richards and the Company. The Option is being issued in accordance with the Employment Agreement. The Option may be exercised, in whole or in part, at any time or from time to time during the period commencing on the date of this Agreement and ending on the second anniversary of the date of this Agreement, both dates inclusive (the "Exercise Period"). If any portion of the Option has not been exercised prior to the expiration of the Exercise Period, then that unexercised portion of the Option shall expire. The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         Section 2. METHOD OF EXERCISE. The Option shall be exercisable by written notice to the Company, which notice shall be substantially in the form of the notice attached hereto as Schedule A ("the Notice"). The full purchase price for those Shares being purchased upon the exercise of the Option shall be payable by certified or bank cashier's check at the time of the delivery of the Notice to the Company. Thereafter, the Company shall deliver a certificate or certificates representing those Shares to the person or persons specified in the Notice, at the time specified in the Notice, and at the location specified in the Notice.

         Section 3. TRANSFERABILITY. The Option shall not be transferable by Mr. Richards other than by will or the laws of descent and distribution. During the lifetime of Mr. Richards, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by Mr. Richards for his own account. Upon the death of Mr. Richards, the Option shall be exercisable (subject to any other applicable restriction on exercise) only by the executor or administrator of Mr. Richards's estate.

         Section 4. CHANGE IN CAPITAL STRUCTURE. If the Company (a) pays a dividend or makes a distribution in its shares of common stock without receiving consideration in the form of money, services, or property, (b) subdivides or splits its outstanding shares of common stock into a greater number of shares, or (c) combines its outstanding shares of common stock into a smaller number of shares, then the aggregate number of Shares then subject to the unexercised portion of the Option and the Option Price shall be proportionally adjusted so that Mr. Richards would be entitled to receive for the same aggregate price that number of Shares which he would have owned after the happening of any of the events described above had he exercised the entire portion of the Option prior to the happening of such event. An adjustment made pursuant to this


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section shall become effective immediately after the record date in the case of a dividend or the effective date in the case of a subdivision, split, or combination.

         If the Company reclassifies or changes its shares of common stock (except for splitting or combining, or changing par value, or changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of its shares of common stock except as stated above), the aggregate number of Shares then subject to the unexercised portion of the Option and the Option Price shall be adjusted so that Mr. Richards would be entitled to receive for the same aggregate price that number and type of shares of capital stock which he would have owned after the happening of any of the events described above had he exercised the entire portion of the Option prior to the happening of such event.

         No adjustment pursuant to this section shall be required unless such adjustment would require an increase or decrease of at least 1% in the number or price of Shares; provided that any adjustments which by reason of this section are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest cent or to the nearest full Share, as the case may be.

         Whenever an adjustment is made pursuant to the preceding provisions of this section, the Company shall give notice to Mr. Richards of such adjustment, which notice shall set forth the terms of such adjustment and the date on which such adjustment became effective.

         Section 5. COMPLIANCE WITH SECURITIES LAWS; DELIVERY OF SHARES. The Option shall not be exercisable and no Shares shall be delivered under this Agreement except in full compliance with all applicable federal and state securities laws and regulations. Furthermore, the Option shall not be exercisable except for Shares which at the time of such exercise are exempt from registration under all applicable federal and state securities laws, is the subject matter of a transaction which is exempt under all applicable federal and state securities laws, or are registered under all applicable federal and state securities laws. As a condition of any exercise of the Option, the Company may require Mr. Richards or his successor to make any representation or warranty to comply with any applicable federal or state securities law or to confirm any factual matters reasonably requested by counsel to the Company. The Company shall have the right to imprint on each certificate evidencing the ownership of any of the Shares a legend setting the restrictions on transfer imposed by applicable federal and state securities laws and to issue stop transfer instructions to its transfer agent prohibiting transfer of any of the Shares except in full compliance with the provisions of all applicable federal and state securities laws.

         In the case of the exercise of the Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Company may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as the Company deems advisable.

         Section 6. WITHHOLDING TAXES. The Company, at its option, shall have the right to require Mr. Richards to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Shares to be issued upon the exercise of the Option or any portion of


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the Option. The obligations of the Company under the Agreement shall be conditions upon such payment.

         Section 7. RIGHTS AS A STOCKHOLDER. Mr. Richards shall have no rights of a stockholder in the Company with respect to the Shares subject to the Options unless and until a certificate representing such Shares has been duly issued and delivered to him under this agreement.

         Section 8. NOTICES. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally, mailed by registered or certified mail (return receipt requested) to that Party at the address for that Party set forth below (or at such other address for such Party as such Party shall have specified in notice to the other Party), or delivered to Federal Express, Purolator, or any similar express delivery service for delivery to that Party at that address:

                                (a)    If to the Company:

                                       Pinnacle Data Systems, Inc.
                                       2155 Dublin Road
                                       Columbus, Ohio 43228
                                       Attn: Thomas J. Carr, CFO

                                       with copy to:

                                       Robert H. Taylor, Esq.
                                       Baker & Hostetler LLP
                                       65 East State Street, Suite 2100
                                       Columbus, Ohio 43215

                                       (b)  If to Mr. Richards:

                                       David Richards
                                       6189 Memorial Drive
                                       Dublin, Ohio 43017

         Section 9. GOVERNMENT REGULATION. Notwithstanding any other provisions of this agreement, the Company's obligations under this Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies.

         Section 10. CAPTIONS. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

         Section 11. GOVERNING LAW. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of Ohio.


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         Section 12. SUCCESSORS. Except as expressly provided in this Agreement, no rights or obligations of Mr. Richards under this Agreement may be assigned by Mr. Richards to any third party. Any assignment or attempted assignment by Mr. Richards in violation of the preceding sentence shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the heirs, personal representatives, successors and assigns of each party to this Agreement.

                                            PINNACLE DATA SYSTEMS, INC.

                                            By /s/ John Bair
                                               ---------------------------------
                                                 John Bair, Chairman and Chief
                                                 Executive Officer




                                            -------------------------------
                                            DAVID RICHARDS


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                                   SCHEDULE A

                        Form of Notice to Exercise Option

                                     [Date]

Pinnacle Data Systems, Inc.
2155 Dublin Road
Columbus, Ohio 43228
Attn: Thomas J. Carr, CFO

Ladies and Gentleman:

         This letter shall constitute the written notice pursuant to Section 2 of the Stock Option Agreement dated July 22, 1998 (the "Agreement"), between Dave Richards and Pinnacle Date Systems, Inc., an Ohio corporation (the "Company"). The undersigned, the holder of an option (the "Option") to purchase the number of shares of common stock, no par value ("Shares"), of the Company set forth in the Agreement, hereby exercises the Option with respect to _________ Shares. Certificates for the Shares to be issued in connection with this exercise should be registered in the name set forth below and delivered to the address set forth above before the close of business on or about _______________, ________ [not less than 15 and more than 30 days from the date of this notice]:

                                          -------------------------------
                                                       Name

                                          -------------------------------
                                                  Street Address

                                          -------------------------------
                                             City, State, and Zip Code

                                          -------------------------------
                                              Social Security Number

Accompanying this notice is a certified or bank cashier's check made payable to the Company in the amount of $___________ in payment of the purchase price for the Shares to which this notice relates.


                                            Sincerely,

                                              /s/ David Richards
                                            ----------------------------------
                                            Signature

                                            ----------------------------------
                                            Printed or Typed Name